THE EMPIRE DISTRICT ELECTRIC COMPANY
                                602 Joplin Street
                             Joplin, Missouri 64801

                                                                 August 19, 1999

Dear Stockholder:

According to our latest records, we have not yet received your proxy for the important Special Meeting of The Empire District Electric Company on September 3, 1999, at which Your Board of Directors has unanimously recommended that stockholders vote in favor of the proposed merger with UtiliCorp United Inc.

Remember, a failure to vote will have the same effect as a vote against the merger. Therefore, your vote is important, no matter how many or how few shares you may own. Please sign, date and return the enclosed proxy card today.

Thank you for your cooperation.

                                     Very truly yours,

                                     M. W. McKinney
                                     President and Chief Executive Officer

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     If you have any questions, or need assistance in the last-minute voting of your shares, please call our proxy solicitor,

                           INNISFREE M&A INCORPORATED
                          TOLL-FREE, at 1-888-750-5834.

                                 IMPORTANT NOTE:
                If you hold your shares through a bank or broker,
           you may be able to vote by telephone, or via the Internet.
              Please call Innisfree at 888-750-5834 for assistance.

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